Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 7, 2004, accompanying the consolidated financial statements included in the Annual Report of International Microcomputer Software, Inc. on Form 10-KSB/A for the year ended June 30, 2004.  We hereby consent to the incorporation by reference of said report in the Registration Statements of International Microcomputer Software Inc. on Form S-8 (File No. 333-105073, effective May 8, 2003 and File No. 333-113918 effective March 25, 2004).

GRANT THORNTON LLP

San Francisco, CA
September 7, 2004

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